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                                                                   EXHIBIT 10.16

                               SECURITY AGREEMENT
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     This Security Agreement (the "Agreement"), dated as of August 9, 1996, is executed by SmarTalk TeleServices, Inc., a California corporation, for the benefit of SmarTalk Partners, LLC.

     1.  Definitions
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         a.  "Collateral" includes all personal property of Debtor, whether tangible or intangible, wherever located or situated, whether now owned or hereafter acquired by Debtor, including without limitation:

            (i) existing and future accounts receivable, including accounts, instruments, documents, chattel paper, and general intangibles in which Debtor has or later acquires rights;

            (ii)  contract rights;

            (iii) rights as lessee under any lease of office space, including all furnishings, fixtures and improvements, and personal property;

            (iv)  equipment;

            (v) inventory, including raw materials, work-in-process, and finished goods;

            (vi)  accounts, deposits and certificates;

            (vii)  general intangibles; and

            (viii) all proceeds, products, additions, replacements and substitutes of any and all of the above.

         b.  "Debtor" means SmarTalk TeleServices, Inc.

         c.  "Event of Default" is as defined in the Promissory Note.

         d. "Indebtedness" means all of Debtor's obligations to Secured Party arising under the Promissory Note and for all current and future loans, advances, and debt obligations, attorneys' fees and out-of-pocket costs, interest on those fees and costs at the rate specified in the Promissory Note from the date incurred arising thereunder. "Indebtedness" shall include, without limitation, all past, current and future attorneys' fees and out-of-pocket costs, and interest on those fees and costs at annual rate as specified in the Promissory Note from the date billed,


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concerning or relating to advances or loans by Secured Party to or on behalf of
Debtor pursuant to the Promissory Note.

         e. "Obligations" means existing and future Indebtedness, including any non-monetary liabilities of Debtor to Secured Party, and obligations under the Promissory Note and this Agreement, including attorneys' fees and costs incurred in enforcing this Agreement or collecting payment under it.

         f. "Promissory Note" means that certain promissory note of even date executed by Debtor for the benefit of Secured Party in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000).

         g.  "Secured Party" means SmarTalk Partners, LLC.

         h. Terms defined in the California Commercial Code (the "Code") not otherwise defined in this Agreement are used in this Agreement as defined in the Code on the date of this Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

     2.   Security Interest.  As consideration for Secured Party's loan to
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Debtor of $250,000 Debtor grants Secured Party a security interest in the
Collateral to secure payment of the Obligations. The security interest is subject to the following:

         a. Debtor represents that, with the exception of rights granted to Secured Party, Debtor is the sole legal and equitable owner of 100% of the Collateral and has not previously transferred, assigned, pledged, or hypothecated any interest in any of the Collateral, except with respect to (i) liens granted in favor of SmarTalk Partners LLC with respect to the Term Note and the Line of Credit Note (as such terms are defined in that certain Subordination Agreement, dated August 9, 1996, among SmarTalk Partners, LLC, Lorsch Creative Network, Inc. and SmarTalk Teleservices, Inc. (the "Subordination Agreement")), and (ii) liens granted in favor of LCN with respect to the LCN Note (as such terms are defined in the Subordination Agreement); provided, however, that Debtor agrees that the proceeds of any indebtedness incurred by Debtor (other than accounts receivable financing and equipment leases to the extent permitted in Section 2.b.) and any proceeds of any equity financing by Debtor shall be utilized to prepay the Indebtedness secured hereby.

         b. Debtor will not transfer, assign, pledge or hypothecate any interest in the Collateral until it satisfies the Obligations in full owed to Secured Party, except with respect to (i) liens granted in favor of SmarTalk Partners LLC with respect to the Term Note and the Line of Credit Note, (ii) liens granted in favor of LCN with respect to the LCN Note and (iii) liens to secure accounts receivable financing and equipment leases not to exceed

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$500,000 in the aggregate; provided, however, that Debtor agrees that the proceeds of any indebtedness incurred by Debtor (other than such accounts receivable and equipment lease indebtedness) and any proceeds of any equity financing by Debtor shall be utilized to prepay the Indebtedness secured hereby.

         c. Secured Party's security interest shall be extinguished on full indefeasible payment of the Indebtedness.

     3.  Covenants by Debtor.  Debtor promises:
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         a.  In accordance with prudent industry practices to preserve, maintain, protect and insure the Collateral.

         b. To pay all expenses, including attorneys' fees, incurred by Secured Party in the perfection, preservation, realization, enforcement, and exercise of its rights under this Agreement.

         c. To indemnify Secured Party against loss of any kind, including reasonable attorneys' fees, caused to Secured Party by reason of its interest in the Collateral.

         d. Not to permit liens on the Collateral except to Secured Party, or except as contemplated by Sections 2.1. and 2.b. hereof.

         e. To execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a perfected first priority security interest in the Collateral.

         f. To maintain and to continue to maintain at Debtor's address listed in Paragraph 12 complete and accurate books and records comprising a standard modern accounting system in accordance with generally accepted accounting principles, consistently applied, that accurately and correctly record and reflect Debtor's income, expenses, liabilities, operations, accounts and ownership and location of the Collateral. Such books and records shall include all accounts, all payments received or credits granted thereon, and other dealings therewith. All such books and records and all documents relating to any of the Collateral are and shall continue to be genuine and will contain such information as may be reasonably requested by Secured Party.

         g. To promptly notify Secured Party in writing of any change of the address in its principal executive office and/or the location of any of the Collateral.

     4.  Appointment of Attorney in Fact.  Upon the occurrence of, and during
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the continuance of, an Event of Default, Debtor appoints

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Secured Party as Debtor's attorney in fact, with the following powers:

         a. To perform any of Debtor's obligations hereunder and/or under the Promissory Note in Debtor's name or otherwise.

         b. To give notice of Debtor's right to payment, to enforce that right, and to make extension agreements with respect to it.

         c. To prepare and file financing statements, continuation statements, statements of assignment, termination statements, and the like, as necessary to perfect, protect, preserve, or release Secured Party's interest in the Collateral.

         d. To endorse Debtor's name on instruments, documents, or other forms of payment or security that come into Secured Party's possession.

         e.  To accept cash in payment of the Obligations.

     5.  Termination; Release of Collateral.  This Agreement will terminate when
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(a) Debtor satisfies the Indebtedness in full and completes performance of all
Obligations to Secured Party; and (b) Secured Party has no commitment that could give rise to an Obligation.

     6.  Documents to Perfect.  Debtor shall execute all required documents,
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including UCC-1 financing statements, requested by Secured Party to effectuate and perfect the security interest granted hereunder.

     7.  Default.  Debtor will be in default under this Agreement if any Event
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of Default occurs pursuant to the Promissory Note.

     8.  Remedies.
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         a.  Secured Party shall have all rights of a secured party under the
California Commercial Code or the Uniform Commercial Code of any other jurisdiction, where necessary to enforce this Agreement. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Secured Party's sole discretion without impairing its security interest, rights or available remedies. Secured Party's forbearance, failure or delay in exercising any right, power or remedy shall not preclude further exercise of that right, power or remedy which shall continue in effect unless and until it specifically waives it in writing.

         b. If Secured Party conducts a private sale of any Collateral by soliciting bids from 10 or more dealers or distributors in that type of Collateral, any such sale of

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Collateral in bulk or in parcels, to the bidder submitting the highest cash bid, within 120 days of (i) Secured Party taking possession and control of the Collateral or (ii) when Secured Party is otherwise authorized to sell the Collateral (whichever occurs last), is a commercially reasonable sale of the Collateral. Commercially reasonable notice of any public or private sale is given to Debtor if Secured Party sends Debtor a notice of the sale at least 7 days before the date of any public sale (or 7 days before the time after which a private sale will be made). The purchase of any Collateral by a supplier, as provided in any agreement between Secured Party and the supplier, is a commercially reasonable disposition or sale of the Collateral. If Secured Party disposes of any Collateral other than as set forth in this subparagraph, the commercial reasonableness of the disposition will be determined in accordance with the laws of the State of California. Debtor will (i) pay Secured Party even if any Collateral is defective or fails to conform to any warranties extended by any third party, (ii) not assert against Secured Party any claim or defense it has against any third party and (iii) indemnify and hold Secured Party harmless against any claims or defenses asserted by any buyer of the Collateral relating to the condition of, or representations made about, any Collateral. Debtor waives all rights of offset against Secured Party.

     9.  Further Acts; Cooperation.  The parties will execute all further
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documents reasonable, convenient, necessary or desirable to carry out this
Agreement. The parties shall cooperate to effectuate the intent of this Agreement and the mutual benefits intended to be conferred under it.

     10.  Successors and Assigns.  This Agreement shall be binding upon the
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parties and their respective heirs, successors and assigns.

     11.  Jurisdiction and Venue for Disputes.  Any action relating to any
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dispute under this Agreement shall be litigated solely in the courts located in
Los Angeles County, California. All parties consent to the jurisdiction in the State of California over all disputes and consent that venue is proper in Los Angeles County, California.

     12.  Notices.  Any notice or other communication relating to this Agreement
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shall be deemed effective when served as follows:

     IF TO SECURED PARTY:

          SmarTalk Partners, LLC
          3 Civic Plaza
          Suite 170
          Newport Beach, CA 92660
          FAX: (714) 721-8102

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     IF TO DEBTOR:

          SmarTalk TeleServices, Inc.
          1640 South Sepulveda Boulevard, Suite 500
          Los Angeles, CA  90025
          Attention: Mr. Robert H. Lorsch
          FAX: (310) 444-8822


Service shall be effected either: (1) by fax when the fax transmission is completed, provided a hard copy is deposited in the U.S. Mail within 24 hours of fax notice; or (2) by personal service when a copy is personally delivered to the person being served. If for any reason a party cannot readily serve the other either by fax or by personal delivery, service shall be proper if mailed to the party to be served at the address set forth above, certified mail, return receipt requested, with a copy to the party's respective attorney by first class mail, in which event, service shall be deemed effective on the third business day after deposit in the mails. A party's failure or refusal to sign a return receipt shall not invalidate the notice. Any party may change his or his address by notifying the other party in writing and supplying a new fax number.

     13.  Headings.  Headings in this Agreement are for convenience only and
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shall not be deemed a part of this Agreement.

     14.  Governing Law.  This Agreement shall be interpreted and enforced in
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accordance with the laws of California.

     15.  Construction.  All parties have cooperated in the drafting and
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preparation of this Agreement.  Accordingly, no provision of this Agreement shall be construed for or against either party by virtue of its having drafted a specific provision.

     16.  Attorneys' Fees.  If any dispute occurs relating to this Agreement,
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its alleged breach, its interpretation, the circumstances under which it was executed, or any other dispute pertaining to it, whether such dispute is based on contract, tort or equitable theories, the prevailing party shall recover his reasonable attorneys' fees and costs from the losing party.

     17.  Post-Judgment Fees.  In addition to the attorneys' fees and costs
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provided for in Paragraph 16 above, the parties agree that if any dispute between the parties results in a judgment in favor of either party, such party will be entitled to recover from the other all attorneys' fees and costs incurred by it in enforcing such judgment. This provision is intended to be severable from any other provision of this Agreement, and is not to be deemed merged in the judgment.

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     18.  No Waiver.  No waiver by Secured Party of any breach or default will
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be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by Secured Party.

     20.  Integration.  This Agreement (and the agreements referred to herein)
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is the entire agreement, and supersedes any prior agreement or understandings, between Secured Party and Debtor relating to its subject matter. There are no oral agreements pertaining to the subject matter of this Agreement, and this Agreement shall supersede all oral representations and statements by the parties. This Agreement may only be modified by a writing signed by the party to be charged.


                                      SMARTALK TELESERVICES, INC., a
                                      California corporation



                                      By: /s/ Robert H. Lorsch
                                         ---------------------------
                                         Robert H. Lorsch, President


                                      SMARTALK PARTNERS, LLC


                                      By:
                                         --------------------------
                                         Amre Youness, Manager

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